                                                         EXHIBIT No. EX-99.g.4.b

                             SUBCUSTODIAN AGREEMENT

                                     Between

                        STATE STREET TRUST COMPANY CANADA

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                             SUBCUSTODIAN AGREEMENT

     AGREEMENT made this 23rd day of February,  1998;  between State Street Bank and Trust Company, a Massachusetts Trust Company (hereinafter referred to as the
"Custodian"),  having its  principal  place of business at 225 Franklin  Street,
Boston,  MA, and State Street Trust Company Canada  (hereinafter  referred to as the  "Subcustodian"),  a trust  company  organized  under the laws of Canada and having its registered office at 100 King Street West, Toronto, Ontario, Canada.

     WHEREAS, Custodian acts as global custodian for various of its subsidiaries and affiliates;

     WHEREAS, Subcustodian is an affiliate of Custodian;

     WHEREAS,  Custodian  and various  subsidiaries  and  affiliates  (including
Subcustodian)  have been appointed to act as trustee,  custodian or subcustodian of  securities  and  monies on behalf of  certain  of its  customers  including, without limitation,  collective  investment  undertakings;  investment companies subject to the U.S.  Investment  Company Act of 1940,  as amended,  and employee benefit plans subject to the U.S.  Employee  Retirement  Income  Security Act of
1974, as amended, and Canadian mutual funds subject to National Policy Statement
No. 39 of the Canadian securities administrators, as amended;

     WHEREAS,  Custodian wishes to establish  Accounts (the "Accounts") with the
Subcustodian  to hold and  maintain  certain  property  for which  Custodian  is responsible as custodian; and

     WHEREAS,  Subcustodian  agrees to  establish  the  Accounts and to hold and maintain  all  property  in the  Accounts  in  accordance  with  the  terms  and conditions herein set forth.

     NOW  THEREFORE,  in  consideration  of the mutual  covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.   The Accounts

     A.   Establishment of the Accounts

     Custodian  hereby requests that  Subcustodian  establish in accordance with
Custodian's instructions, Accounts which shall be composed of:

          1. One or more  accounts for any and all  Securities  (as  hereinafter defined)  from time to time  received by  Subcustodian  therefor  ("Custody
     Accounts"); and

          2. One or more accounts for any and all Cash (as hereinafter  defined)
     from time to time received by Subcustodian therefor ("Deposit Accounts").

Subaccounts  of any Custody  Account or Deposit  Account shall be established as requested by Custodian.  The Custody  Accounts and the Deposit Accounts (and any
subaccounts thereof) are herein collectively called the "Accounts".

     B.   Securities

     The term "Securities" includes, without limitation,  stocks, shares, bonds, debentures,  debt securities  (convertible or non-convertible),  notes, or other obligations or securities and any  certificates,  receipts,  futures  contracts, foreign exchange  contracts,  options,  warrants,  scrip or other instruments or book-entries representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests  therein,  or in any property or assets.

     C.   Custody  and Deposit  Accounts  for  Subsidiaries  and  Affiliates  of
          Custodian

     From time to time,  Custodian  may  request the  establishment  of separate
Custody  and/or   Deposit   Accounts  (or   subaccounts   thereof)  for  various
subsidiaries  and  affiliates of Custodian,  for which  Custodian acts as global custodian.  In such  event,  the  terms  of this  Agreement  shall  apply in all respects to these accounts,  which shall be considered  accounts of Custodian in all respects  (including fees and  responsibility of Custodian  therefor),  save that such accounts shall be designated to the particular subsidiary or affiliate indicated by Custodian.

     D.   Use of the Accounts

     The  Accounts  shall be used  exclusively  to hold,  acquire,  transfer  or otherwise  care for, on behalf of Custodian as  custodian  and the  customers of
Custodian and not for  Custodian's  own interest,  Securities,  and such Cash or cash  equivalents  as are  transferred  to  Subcustodian  or as are  received in payment of any transfer of, or as payment on, or interest on, or dividend  from, any such Securities (herein collectively called "Cash").

     E.   Transfer of Property in the Accounts

     Beneficial  ownership of the  Securities  and Cash in the Accounts shall be freely  transferable  without  payment  of money or  value  other  than for safe custody and administration.

     F.   Ownership and Segregation of Property in Accounts

     The ownership of the property in the Accounts, whether Securities,  Cash or both,  and whether  any such  property  is held by  Subcustodian  in an Eligible
Depository,  shall be clearly recorded on  Subcustodian's  books as belonging to
Custodian  on behalf  of  Custodian's  customers,  and not for  Custodian's  own interest and, to the extent that Securities are physically held in the Accounts, such Securities  shall also be physically  segregated from the general assets of
Subcustodian,  the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers.  In addition,  Subcustodian shall ensure that such other  records are  maintained as may be necessary to identify the property hereunder as belonging to each Account.

     G.   Registration of Securities in the Accounts

     Securities  which are eligible for deposit in a depository  as provided for in  Section  III  may be  maintained  with  the  depository  in an  account  for
Subcustodian's  customers,   unless  alternate  Instructions  are  furnished  by
Custodian. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of the Subcustodian or in the name of Subcustodian's  nominee, unless alternate Instructions are furnished by Custodian.

II.  Services to be Provided by the Subcustodian

     The Services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

     A.   Services Performed Pursuant to Instructions

     All transactions involving the Securities and Cash in the Accounts shall be executed  solely in accordance  with  Custodian's  Instructions  as that term is defined in Section VI hereof, except those described in Section B below.

     B.   Services to be Performed without Instructions

     Subcustodian  will,  unless it receives  Instructions from Custodian to the contrary:

          1.   Collect Cash

     Promptly  collect and receive all dividends,  income,  principal,  proceeds from transfer and other  payments with respect to property held in the Accounts, and present for payment all  Securities  held in the Accounts  which are called, redeemed or retired or otherwise become payable and all coupons and other income items  which  call for  payment  upon  presentation,  and credit  Cash  receipts therefrom to the Deposit Accounts.

          2.   Exchange Securities

     Promptly  exchange  Securities  where the  exchange  is purely  ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants,  or other documents of entitlement to Securities, for the Securities themselves.

          3.   Sale of Rights and Fractional Interests

     Whenever  notification  of a rights  entitlement  or a fractional  interest resulting from a rights issue, stock dividend or stock split is received for the
Accounts and such rights entitlement or fractional  interest bears an expiration date,  Subcustodian will promptly endeavor to obtain  Custodian's  Instructions, but should these not be received in time for Subcustodian to take timely action,
Subcustodian  is  authorized  to sell  such  rights  entitlement  or  fractional interest and to credit the sales proceeds therefrom to the Accounts.

          4.   Execute Certificates

     Execute in Custodian's name for the Accounts,  whenever  Subcustodian deems it  appropriate,  such  ownership and other  certificates  as may be required to obtain the payment of income from the Securities held in the Accounts.

          5.   Pay Taxes and Receive Refunds

     To pay or cause to be paid from the  Accounts  any and all taxes and levies in  the  nature  of  taxes  imposed  on the  property  in  the  Accounts  by any governmental  authority,  and to take all  steps  necessary  to  obtain  all tax exemptions,  privileges or other benefits,  including  reclaiming and recovering any withholding tax,  relating to the Accounts and to execute any  declarations, affidavits,  or  certificates  of ownership which may be necessary in connection therewith.

          6.   Prevent Losses

     Take such steps as may be  reasonably  necessary  to secure,  or  otherwise prevent the loss of, entitlements  attached to or otherwise relating to property held in the Accounts.

     C.   Additional Services

          1.   Transmission of Notices of Corporate Action

     By such means as will permit  Custodian to take timely  action with respect thereto,  Subcustodian  will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate actions affecting  Securities held in the  Accounts  (including,  but not  limited to,  calls for  redemption, mergers,  consolidations,  reorganizations,  recapitalizations,  tender  offers, rights  offerings,  exchanges,  subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

          2.   Communications Regarding the Exercise of Entitlements

     Upon request by Custodian, Subcustodian will promptly deliver, or cause any
Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices,  proxies, proxy soliciting materials and other communications that call for  voting  or the  exercise  of  rights or other  specific  action  (including material  relative to legal  proceedings  intended to be transmitted to security holders)  relating to Securities  held in the Accounts to the extent received by
Subcustodian or said Eligible Depository, such proxies or any voting instruments to be  executed  by  the  registered  holder  of  the  Securities,  but  without indicating the manner in which such Securities are to be voted.

          3.   Monitor Financial Service

     In furtherance of its obligations  under this Agreement,  Subcustodian will monitor a leading financial information service and other sources (such as local financial newspapers, stock exchange publications, official gazettes, etc.) with respect to announcements and other information  respecting  property held in the
Accounts,   including  announcements  and  other  information  with  respect  to corporate actions and dividend, interest and other income payments.

III. Use of Securities Depository

     A.   Prior Approval

     Subcustodian  may, with the prior written  approval of Custodian,  maintain all or any part of the  Securities in the Accounts with a securities  depository or  clearing  agency  which is  incorporated  or  organized  under the laws of a country  other than the United  States of America and is supervised or regulated by a  government  agency or  regulatory  authority  in the foreign  jurisdiction having  authority over such  depositories or agencies,  and which operates (a) a central system for handling of designated  securities or equivalent book entries in Canada or (b) a transnational  system for the central  handling of securities or equivalent  book entries  (herein called  "Eligible  Depository"),  provided, however, that, while so maintained, such Securities shall be subject only to the directions of  Subcustodian  and that  Subcustodian's  duties,  obligations  and responsibilities  with  regard to such  Securities  shall be the same as if such
Securities were held by Subcustodian on its premises.

     B. At any time before or after  Custodian  approves  the use of an Eligible
Depository, Subcustodian shall timely provide Custodian with such information as
Custodian may reasonably request with regard to such Eligible Depository.

     C.   With respect to the use of an Eligible Depository:

          1.   Subcustodian  shall,  subject to reimbursement for any reasonable costs and  expenses  which it may incur,  use its best efforts to enforce its rights  against the Eligible  Depository on behalf of
               Custodian and Custodian's customers, and Custodian shall have the right,  to the extent  permitted by law, to be  subrogated to the rights of Subcustodian against the Eligible Depository in respect of the relevant  assets.  Subcustodian  shall be  responsible  to
               Custodian  for any amounts  recovered  in regard to the  relevant assets.

          2.   Subcustodian  shall be deemed to  represent,  and shall be solely responsible for determining on an ongoing basis,  that the use of such Eligible  Depository is  commercially  reasonable,  that the assets  held  in the  Eligible  Depository  will  be  subject  to
               reasonable   care,   and  that  the   conditions   applicable  to
               Subcustodian's holding of the property in the Eligible Depository are at  least  as  favorable  as  the  conditions  applicable  to property held by other participants in the Eligible Depository.

IV.  Claims Against Property in the Accounts

     The  property in the  Accounts  shall not be subject to any right,  charge, security interest,  lien or claim of any kind (collectively  "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any  Eligible  Depository  except a claim for payment by  Subcustodian  for such property's safe custody or  administration  in accordance with the terms of this
Agreement.  Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge  against the property  held in the Accounts and shall take all  lawful  actions to  protect  such  property  from such  Charges  until
Custodian has had reasonable time to respond to such notice.

V.   Subcustodian's Representations and Warranties

     Subcustodian represents and warrants that:

     A.  Subcustodian  is qualified  to hold  Securities  and cash  belonging to registered  investment  companies under the U.S. Investment Company Act of 1940, being (i) a branch of a "U.S.  Bank"  that has  aggregate  capital  surplus  and undivided  profits  of not less  than  $500,000;  or (ii) an  "eligible  foreign custodian",  as those terms are defined in Sections (a)(1) and (7)  respectively
Rule 17f-5 of the Investment Company Act (a copy of which as currently in effect are attached  hereto as Attachment  A); or (iii) subject to any rule,  exemptive order,  or  other  appropriate  action  of  the  U.S.  Securities  and  Exchange
Commission  thereunder.  Subcustodian  shall immediately  notify  Custodian,  in writing or by other  authorized  means,  in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify to so act.

     B.   Subcustodian   qualifies  to  "act  as  a  subcustodian  of  portfolio
securities"  of a  Canadian  mutual  fund in  accordance  with  Section 7 of the
National Policy Statement No. 39 of the Canadian  securities  administrators  (a copy of which as currently in effect is attached  hereto as  Attachment  B), and
Subcustodian  shall  immediately  notify the  Custodian,  in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify to so act.

     Upon  receipt of any such  notification  required  under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

     C.   Subcustodian's   (i)  practices,   procedures  and  internal  controls
(including but not limited to physical protections,  method of keeping custodial records,  and security and data protection  practices);  (ii) financial strength and reputation enable it to provide  reasonable care for the property held under this Agreement.

     D.  Subcustodian  will immediately  notify Custodian upon becoming aware of any of the following:

          1.   Any event that has or may have a material  adverse  effect (i) on any  of the  matters  described  in  Section  C  above,  or  (ii)
               otherwise on  Subcustodian's  ability to provide  reasonable care for  the  property  held  under  this  Agreement  or  to  act  on
               "Instructions".

          2.   Any material  breach of any term,  condition,  representation  or warranty of this Agreement.

          3.   Any material  change or  anticipated  change in any  arrangements contemplated  hereunder,  including  any change  (or  anticipated change) in the conditions  applicable to holding securities at an
               Eligible  Depository;  and any change (or anticipated  change) in control of Subcustodian.

VI.  Instructions

     A.   Definition

          The term "Instructions" means:

               1.   instructions  in writing  signed by  authorized  individuals designated as such by Custodian;

               2.   SWIFT or tested telex instructions of Custodian;

               3.   other forms of  instructions  in computer  readable  form as shall  customarily  be  used  for the  transmission  of like information, and

               4.   such other forms of  communication  as from time to time may
                    be  agreed  upon  by  Custodian  and   Subcustodian,   which
                    Subcustodian  believes  in good  faith to have been given by
                    Custodian or which are  transmitted  with proper  testing or
                    authentication   pursuant  to  terms  and  conditions  which
                    Custodian may specify.

     B.   Effect

     Unless otherwise  expressly  provided,  all Instructions  shall continue in full force and effect until  canceled or superseded.  Subcustodian  shall act in accordance with  Instructions and shall not be liable for any act or omission in respect of any Instruction  except in the case of willful  default,  negligence, fraud, bad faith,  willful  misconduct,  or reckless  disregard of duties on the part of  Subcustodian.  Subcustodian  in executing  all  Instructions  will take relevant  action  in  accordance  with  accepted  industry  practice  and  local settlement practices.

VII. Compliance with Canadian Rules on Related/Restricted Party Transactions

     The services  performed by  Subcustodian  under this Contract  shall comply with applicable  Canadian laws. For greater certainty,  the parties hereby agree to ensure  that such  services  shall at all times be  permitted  related  party transactions  under Section 483 of the Trust and Loan Companies Act (Canada) and
permitted  restricted party transactions under Section 142 of the Loan and Trust
Corporations  Act  (Ontario).  The  parties  shall from time to time  review and amend, if necessary, this Contract to comply with the development,  amendment or replacement  of  applicable  rules and  regulations  affecting  the  delivery of services by Subcustodian to Custodian under this Contract.

VIII. Miscellaneous Provisions

     A.   Statements Regarding the Accounts

     Subcustodian  will supply  Custodian  with such  statements  regarding  the
Accounts as Custodian  may request,  including  the identity and location of any
Eligible Depository authorized and acting hereunder.  In addition,  Subcustodian will  supply  Custodian  with an  advice or  notification  of any  transfers  of
Securities to or from the Accounts indicating, as to Securities acquired for the
Accounts,  if  applicable,  the Eligible  Depository  having  possession of such securities.

     B.   Examination of Books and Records

     Subcustodian agrees that its books and records relating to the Accounts and
Subcustodian's  actions  under  this  agreement  shall be open to the  physical, on-premises  inspection and audit at reasonable  times by officers of,  auditors employed  by, or other  representatives  of Custodian  including  (to the extent permitted  under the laws of Canada the independent  public  accountants for any customer of Custodian whose property is being held hereunder) and such books and records  shall be retained  for such period as shall be agreed upon by Custodian and Subcustodian.

     As Custodian may reasonably  request from time to time,  Subcustodian  will
furnish  its  auditor's  reports  on  its  system  of  internal  controls,   and
Subcustodian  will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

     C.   Standard of Care

     In holding,  maintaining,  servicing and  disposing of Property  under this
Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises or would  exercise over its own assets,  provided that  Subcustodian  shall  exercise at least the degree of care and  maintain  adequate  insurance  as expected  of a prudent  professional
Subcustodian  for hire and  shall  assume  the  burden  of  proving  that it has exercised such care in its  maintenance of Property held by  Subcustodian in its
Accounts.  The maintenance of the Property in an Eligible  Depository  shall not affect  Subcustodian's  standard of care, and Subcustodian  will remain as fully responsible  for any  loss or  damage  to such  securities  as if it had  itself retained  physical  possession of them.  Subcustodian  shall  indemnify and hold harmless Custodian and each of Custodian's  customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees)
arising out of or in connection  with the improper or negligent  performance  or the nonperformance of the duties of Subcustodian.

     Subcustodian  shall be responsible for complying with all provisions of the laws of Canada, or any other law,  applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes  or  other  taxes  and  compliance  with  any  currency  restrictions  and securities laws in connection with its duties as Subcustodian.

     D.   Loss of Cash or Securities

     Subcustodian agrees that, in the event of any loss of Securities or Cash in
the  Accounts,   Subcustodian  will  use  its  best  efforts  to  ascertain  the circumstances  relating  to such  loss  and  will  promptly  report  the same to
Custodian and shall use every legal means available to it to effect the quickest possible recovery.

     E.   Compensation of Subcustodian

     Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such  out-of-pocket or incidental  expenses of Subcustodian pursuant to this  Agreement as may be mutually  agreed upon in writing from time to time.

     F.   Operating Requirements

     Subcustodian agrees to follow such Operating  Requirements as Custodian may establish from time to time.

     G.   Termination

     This Agreement may be terminated by  Subcustodian  or Custodian on 60 days'
written notice to the other party,  sent by registered  mail,  provided that any such notice,  whether  given by  Subcustodian  or  Custodian,  shall be followed within  60 days by  Instructions  specifying  the names of the  persons  to whom
Subcustodian  shall deliver the  Securities in the Accounts and to whom the Cash in the Accounts  shall be paid.  If within 60 days  following the giving of such
notice  of  termination,   Subcustodian  does  not  receive  such  Instructions,
Subcustodian  shall  continue to hold such  Securities  and Cash subject to this
Agreement  until such  Instructions  are given.  The  obligations of the parties under this Agreement shall survive the termination of this Agreement.

     H.   Notices

     Unless   otherwise   specified   in  this   Agreement,   all   notices  and
communications  with respect to matters  contemplated by this Agreement shall be in writing,  and delivered by mail,  postage  prepaid,  telex,  SWIFT,  or other mutually agreed telecommunication methods to the following addresses (or to such other  address as either party hereto may from time to time  designate by notice duly given in accordance with this paragraph):

To Custodian:                       State Street Bank and Trust Company
                                    Securities Operations/Network Administration
                                    P.O. Box 1631
                                    Boston, Massachusetts  02105-1631

To Subcustodian:                    State Street Trust Company Canada
                                    100 King Street West
                                    Suite 3500, P.O. Box 23
                                    Toronto, Ontario  MSX lA9
                                    Canada

I.       Confidentiality

     Subcustodian  and Custodian shall each use its best efforts to maintain the confidentiality  of the  property  in the  Account  and  the  beneficial  owners thereof,  subject,  however, to the provisions of any laws requiring disclosure.
In addition, Subcustodian shall safeguard any test keys, identification codes or other  security  devices  which  Custodian  shall  make  available  to  it.  The
Subcustodian further agrees it will not disclose the existence of this Agreement or any current  business  relationship  unless  compelled by  applicable  law or regulation or unless it has secured the Custodian's written consent.

J.       Assignment

     This  Agreement  shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

K.       Governing Law

     This  Agreement  shall be governed by and construed in accordance  with the laws of the Commonwealth of  Massachusetts.  The Subcustodian  hereby submits to the  jurisdiction of the State and Federal courts located in the Commonwealth of
Massachusetts  including any appellate court thereof. To the extent inconsistent with this Agreement or Custodian's  Operating  Requirements as attached  hereto,
Subcustodian's  rules and  conditions  regarding  accounts  generally or custody accounts specifically shall not apply.

CUSTODIAN:                                   STATE STREET BANK AND TRUST COMPANY
                                             By:   /s/
                                             Date: 2/20/98

AGREED TO BY STATE STREET TRUST
COMPANY CANADA AS SUBCUSTODIAN:
By:   /s/                                    By:   /s/
Date: Feb. 20 '98                            Date: Feb. 20 '98